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                                                                    Exhibit 99.3

                                  CERTIFICATION

In connection with the Quarterly Report of K-Tron International, Inc. (the "Company") on Form 10-Q for the period ended June 28, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Edward
B. Cloues, II, Chairman and Chief Executive Officer of the Company, hereby certify, based on my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 6, 2003

                                            /s/ Edward B. Cloues, II
                                            ------------------------------------
                                            Edward B. Cloues, II
                                            Chairman and Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to K-Tron International, Inc. and will be retained by K-Tron International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.